SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LIBERTY CORPORATION

                    GAMCO INVESTORS, INC.
                                10/10/03              500-           42.8900
                                10/09/03            3,000-           43.0603
                                10/07/03              200-           43.6500
                                10/06/03              150-             *DO
                                10/06/03               32-             *DO
                                10/06/03               85-             *DO
                                 8/19/03              300-           43.3167


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.